UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On October 5, 2016, WellCare Health Plans, Inc. (“WellCare”) announced that it has entered into an agreement with Care1st Health Plan, an affiliate of Blue Shield of California, to acquire its subsidiaries Care1st Health Plan Arizona, Inc. and ONECare by Care1st Health Plan of Arizona, Inc. (together, “Care1st Arizona”), managed care companies that provide Medicaid and Medicare benefits to approximately 114,000 beneficiaries in Maricopa and Pima counties, Arizona’s largest geographic service areas.

Under the terms of the agreement, WellCare will acquire Care1st Arizona from Care1st Health Plan for approximately $157.5 million, inclusive of statutory capital and subject to certain adjustments. The transaction is expected to be funded with available cash on hand and to close by the first quarter of 2017, pending regulatory approvals and satisfaction of other customary closing conditions. The transaction is also expected to be accretive to earnings per diluted share in the first year following the close of the acquisition. WellCare expects to provide additional details regarding the acquisition during its third quarter 2016 earnings conference call that is scheduled for November 1, 2016.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the attached Exhibit 99.1 contain “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “continue,” “could,” “may,” “might,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof and similar expressions are forward-looking statements. For example, statements regarding the number of members to be acquired, the transaction’s financial impact and the timing and satisfaction of closing conditions of the transaction, including regulatory approval, contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the timing and ability to satisfy closing conditions for the transaction, including receipt of regulatory approvals, adjustments to the purchase price, the manner of payment of the purchase price, WellCare’s ability to effectively execute and integrate acquisitions, WellCare’s ability to address operational challenges related to new business, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the outcome of any protests and litigation related to Medicaid awards, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare’s ability to meet the requirements of readiness reviews, WellCare’s ability to access capital and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in WellCare’s filings with the U.S. Securities and Exchange Commission (“SEC”), included under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and other filings by WellCare with the SEC, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

99.1    Press release dated October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016	WELLCARE HEALTH PLANS, INC. /s/ Andrew L. Asher
Andrew L. Asher
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated October 5, 2016

4